Exhibit 99.1

Rob Halpin	Garo Toomajanian
Version 2.0 Communications	Integrated Corporate Relations
617-426-2222 X117	781-464-7340
press@salary.com	ir@salary.com

Salary.com™ Closes Acquisition of Genesys Software Systems, Inc.

WALTHAM, Mass.—December 17, 2008 — Salary.com, Inc. (Nasdaq:SLRY), a recognized leader in on-demand compensation and talent management solutions, today announced that it has completed its acquisition of Genesys Software Systems, Inc., a leading provider of on-demand human resource management systems (HRMS), benefits and payroll services.

Kent Plunkett, chief executive officer of Salary.com said, “Through this acquisition Salary.com adds critical transactional HR management capabilities including payroll and benefits administration to our on-demand strategic talent management solutions. We are excited to be joined by industry veterans Randy Cooper, who will head Salary.com’s HRMS and Payroll division, and Dave Fiacco, who will be responsible for service implementation and operation of the new division.”

In connection with the acquisition, Salary.com expects to issue a total of 384,000 shares of restricted stock to Mr. Cooper and Mr. Fiacco as an inducement for them to join Salary.com. These shares will vest in installments over five years and are subject to the approval of the Compensation Committee of Salary.com’s Board of Directors.

About Salary.com, Inc.

Salary.com is a leading provider of on-demand compensation and talent management solutions helping businesses and individuals manage pay and performance. Salary.com’s highly configurable software applications, proprietary data and consulting services help HR and compensation professionals automate, streamline and optimize critical talent management processes including: market pricing, compensation planning, performance management, competency management and succession planning. Built with compensation and competency data at the core, Salary.com solutions provide businesses of all sizes with the most productive and cost-effective way to manage and inspire their most important asset — their people. For more information, visit www.salary.com.

About Genesys

Founded in 1981, Genesys is a proven Human Capital Management leader, providing solutions that transform the workplace and accelerate growth. The Company’s web-based suite, PeopleComeFirst®, streamlines human resources, benefit administration and payments, payroll processing, and tax filing. Primarily implemented as an On-Demand solution, PeopleComeFirst is also available to third party service providers through the HRO Partner Program. A trusted advisor committed to superior customer service, Genesys provides unprecedented choice, flexibility, and satisfaction to its clients. For more information, visit www.genesysHCM.com or call 800-580-5450.

Genesys solutions and services include:

•	Payroll and Tax Filing

•	Paycheck Distribution

•	HR and Benefits Administration

•	COBRA Administration

•	Flexible Spending Accounts

•	JCAHO Tracking

•	Garnishments

•	Unemployment Claims Management

•	Recruitment

•	Self Services

•	Year-End Services

Forward Looking Statements

This release contains “forward-looking” statements that are made pursuant to the Safe Harbor provisions of the Private Securities Litigation Reform Act of 1995. These are statements that are predictive in nature, that depend upon or refer to future events or conditions, or that include words such as “may,” “will,” “expects,” “projects,” “anticipates,” “estimates,” “believes,” “intends,” “plans,” “should,” “seeks,” and similar expressions. This press release contains forward-looking statements relating to, among other things, Salary.com’s expectations and assumptions concerning future financial performance. Forward-looking statements involve known and unknown risks and uncertainties that may cause actual future results to differ materially from those projected or contemplated in the forward-looking statements. Forward-looking statements may be significantly impacted by certain risks and uncertainties described in Salary.com’s filings with the Securities and Exchange Commission. The risks and uncertainties referred to above include, but are not limited to, risks associated with possible fluctuations in our operating results and rate of growth, our ability to successfully integrate Genesys into our operations, our ability to expand our customer base and product and service offerings, our ability to continue to release and gain customer acceptance of new and improved versions of our service, successful customer deployment and utilization of our services, interruptions or delays in our service or our Web hosting, our business model, breach of our security measures, the emerging market in which we operate, performance of acquired businesses, our ability to hire, retain and motivate our employees and manage our growth, competition, and general economic conditions and other factors affecting spending by customers. Salary.com expressly disclaims any obligation to update any forward-looking statements.

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